WCI Towers Northeast USA Inc.

v.	Settlement Agreement

State of NJ Department of Community Affairs
Division of Codes and Standards	Project:	The Watermark
Bureau of Homeowners Protection		Condominium Residences
PRED Compliance		R# 3891
PO Box 805
Trenton, New Jersey 08625

To:	Mitchell Berkey, Esq.	WCI Towers Northeast USA Inc.
	Wolff & Samson PC	115 Stevens Ave.
	The Office at Crystal Lake	Valhalla, NY 10595
One Boland Drive
West Orange, NJ 07052

Dated: March 3, 2008

1.	The above-referenced community, the Watermark Condominium Residences, was registered by WCI Towers Northeast USA Inc., hereinafter the developer, on June 15, 2005, and given R# 3891. A copy of the Order of Registration is attached hereto.

2.	The contract of purchase (the contract), included as Tab 13 of the Application for Registration and as Exhibit 3 of the Public Offering Statement, provided an estimated delivery date of May 2007.

3.	On or about December 21, 2007 the Bureau received a complaint letter from the attorney for contract purchasers of two units in the development, alleging that the contract purchasers were entitled to termination of their contracts and return of their deposits pursuant to the contract.

4.	The contract states that the estimated delivery date is only an estimate and that the date on which the title is ultimately set to close is called the scheduled closing date.

5.	A developer must, pursuant to N.I.A.C. 5:26-6.5(a) 9, set a time limit on the permissible delay after which the purchaser may terminate the contract without penalty.

6.	Developer has advised the Agency that a final inspection of the building took place on February 26, 2008. Developer has provided the Agency with a schedule of closing dates. As of the date of execution of this Agreement by the developer, no closings have occurred.

7.	Moreover, on December 5, 2007, developer sent a letter to all contract purchasers stating that the “estimated delivery date for the building” was later that month and that closings would commence thereafter. It is the Agency’s position that this was an attempt to change the contract without the requisite amendment to the contract.

WCI Towers Northeast USA Inc., and DCA/BHP Settlement Agreement

8.	Settlement discussions were held prior to the issuance of any formal Notice of Violation and Order to Pay Penalty.

9.	The developer agrees to pay an administrative penalty of $130,000.

10.	A certified, bank or attorney trust account check in the amount of $130,000, payable to Treasurer, State of New Jersey, must be received by the Agency no later than March 14, 2008.

11.	The developer further agrees to submit an amended contract for use with future purchasers that permits a purchaser to terminate the contract and receive a refund of the deposit, provided that purchaser is not in default of its obligations under the contract, if the developer is not ready, willing and able to close within 180 days from the anticipated delivery date set forth in the contract, and eliminating any reference to a scheduled closing date.

12.	Until a satisfactory amendment is registered by the Agency, the developer agrees to cease and desist from offering any additional contracts.

13.	Developer further agrees to submit an affidavit 1) stating that it will not offer any additional contracts until the amendment described in paragraph 11 above is registered and 2) attesting to the fact that the contract purchasers described in Paragraph 14 below have requested cancellation of their contracts and the return of all their deposit monies.

14.	Attached to the affidavit shall be 1) the list of all contract purchasers identified by unit number and 2) a list of all contact purchasers identified by unit number, who, as of February 29, 2008, have requested in writing cancellation of their contracts and the return of all their deposit monies because of the passage of the 180 days time period, and who have not as of February 29, 2008, reached a resolution with developer either by closing on their unit or agreeing to close on their unit; the list shall include the date of the request for cancellation.

15.	The affidavit and attached list must be received by the Agency no later than February 29, 2008.

16.	Developer further agrees to send a letter to all contract purchasers stating that if the developer fails to be ready, willing and able to close title to any of the units by May 26, 2008, through no fault of the contract purchaser, the developer will offer the contract purchaser a right of rescission of its contract and to receive a full refund of all deposits. All other terms of the contract shall remain in full force and effect and shall not be modified by the terms of this Settlement Agreement.

17.	In any event, all those contract purchasers described under clause 2 of paragraph 14 above, who have not otherwise reached a resolution with developer, either by closing on their unit or agreeing to close on their unit, shall be entitled to rescission and return of their deposits by no later than 30 days after the May 26, 2008 date.

WCI Towers Northeast USA Inc., and DCA/BHP Settlement Agreement

18.	A draft of the letter described in paragraph 16 above must be submitted to the Agency no later than March 14, 2008.

19.	If the penalty payment check, the affidavit, and the draft of the May 26, 2008 delivery date letter are not received as set forth in paragraphs 10, 15 and 18 above, the Bureau of Homeowner Protection shall issue a Notice of Violation and Order to Pay Penalty and Order to Cease and Desist.

20.	If for any reason WCI Towers Northeast USA Inc., or any officer, director, or principal of WCI Towers Northeast USA Inc. fails to comply with the terms of this Agreement, the Bureau of Homeowner Protection may, pursuant to regulation, invoke a suspension, revocation, or denial action against any of the principals, directors, or partners of WCI Towers Northeast USA Inc., who are registered new homebuilders in the State of New Jersey or who apply to become new homebuilders in New Jersey.

21.	WCI Towers Northeast USA Inc. by entering into this Settlement Agreement waives its rights to any hearing as to the claims raised herein and waives all rights to appeal any and all matters directly or indirectly related to this Settlement Agreement. The foregoing shall not be construed as a waiver of any rights as to the enforcement of the terms of this Agreement. Notwithstanding anything in this Paragraph 21 WCI Towers Northeast USA Inc. does not waive its rights to a hearing/appeal on any new future actions brought by the Department of Community Affairs and/or the Bureau of Homeowner Protection.

22.	By entering into this Settlement Agreement, the Bureau of Homeowner Protection, Planned Real Estate Development Section does not forfeit its right to take administrative action against WCI Towers Northeast USA Inc., if for any reason WCI Towers Northeast USA Inc. or any officer, director, or principal of WCI Towers Northeast USA Inc. fails to comply with the terms of this Agreement.

23.	By entering into this Agreement, the Bureau of Homeowner Protection, Planned Real Estate Development Section does not sanction the conduct of WCI Towers Northeast USA Inc. at issue herein.

24.	This Settlement Agreement is binding upon the Bureau of Homeowner Protection, and WCI Towers Northeast USA Inc. and its principals, directors, officers, agents, heirs, assigns, any trustee in bankruptcy and any receiver appointed in law or equity.

25.	Notice is hereby given that violations of any statutes, rules or permits may be cause for enforcement actions, either administrative or judicial, being instituted without further notice. By entering into this Settlement Agreement, the Bureau of Homeowner Protection and the Department of Community Affairs do not waive the right to initiate enforcement actions if any violations occur in the future and WCI Towers Northeast USA Inc. does not waive its rights to fully contest same.

WCI Towers Northeast USA Inc., and DCA/BHP Settlement Agreement

26.	No obligations imposed by this Settlement Agreement are intended to constitute a debt, damage, claim, penalty or civil action, which should be limited or discharged in a bankruptcy proceeding. All obligations imposed by this agreement shall constitute regulatory obligations pursuant to the PRED Act and Regulations.

27.	If any provision of this Settlement Agreement is declared by any Court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts shall not be affected thereby, so long as the essential purposes of this Agreement are not affected thereby, and the illegal or invalid portion shall be deemed stricken from this Settlement Agreement.

28.	This Settlement Agreement shall not be modified or amended except in a writing signed by all the Parties to this Settlement Agreement and only to the extent that such modification or amendment does not conflict with paragraph 27 above.

29.	This Settlement Agreement shall be governed by and interpreted and construed in accordance with the statutes and regulations of the State of New Jersey.

30.	Each Party represents and warrants that this Settlement Agreement is fair and valid and that it executes this Settlement Agreement with full knowledge of its provisions and under no compulsion or duress.

31.	The Parties to this Settlement Agreement acknowledge that each of them has been represented throughout all of the negotiations which preceded the execution of this Settlement Agreement and in connection with the preparation and execution of this Settlement Agreement.

32.	The Parties represent and warrant that the persons executing this Settlement Agreement are authorized to do so on their behalf.

33.	Settlement will only be considered on the terms as stated herein.

34.	Except as expressly provided herein, all Notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or by fax or electronic mail, confirmation of receipt requested, or mailed, registered or certified mail, return receipt requested, postage prepaid, to the following representatives:

(a)	In the case of Notice to Petitioner:

Mitchell Beckey, Esq. or Daniel Murphy, Esq.

Wolff & Samson PC

The Office at Crystal Lake

One Boland Drive

West Orange, NJ 07052

Email:mberkey@wolffsamson.com; dmurphy@wolffsamson.com

WCI Towers Northeast USA Inc., and DCA/BHP Settlement Agreement

(b)	In the case of Notice to Respondent:

Bornice J. Rosenthal, Compliance Officer – PRED

Bureau of Homeowner Protection

P.O. Box 805

Trenton, New Jersey 08625-0805

PHONE #: 609-984-7574

FAX #: 609-292-2839

Email: brosenthal@dca.state.nj.us

Or

Steven Denenboltz, Supervisor, Compliance

Bureau of Homeowner Protection

P.O. Box 805

Trenton, New Jersey 08625-0805

PHONE #: 609-984-7574

FAX #: 609-292-2839

Email: sdenenholtz@dca.state.nj.us

This agreement must be executed and returned to the Bureau of Homeowner Protection, Planned Real Estate Development Section no later than end of business February 29, 2008, or the terms of this settlement will be considered null and void.

By:	Date:	2/29/08

For:	WCI Towers Northeast USA Inc.

By:		Date:	3/3/08
Peter Desch, Chief

For:	Bureau of Homeowner Protection

New Jersey Department of Community Affairs

Bureau of Homeowner Protection

PRED Compliance

Attachment:	Order of Registration dated June 15, 2005.

DEPARTMENT OF COMMUNITY AFFAIRS

PLANNED REAL ESTATE DEVELOPMENT

FULL DISCLOSURE ACT

N.J.S.A. 45:22A-21 et seq.

ORDER OF REGISTRATION

WATERMARK CONDOMINIUM RESIDENCES

Registration Number: 03891

Pursuant to the authority of N.J.S.A. 45:22A-21 et seq. and the regulations promulgated thereunder, the Division of Codes and Standards here by registers the above named development.

This registration shall not be construed as a recommendation of the development nor as a determination of the truthfulness of the statements contained in the Application for Registration but only represents determination that the requirements of the Act have been met.

The applicant is under the obligation to notify the Agency of any material changes in the information contained in the Application for Registration and to file the necessary annual reports pursuant to N.J.A.C. 5:26-2.13.

DATED: 06/15/2005	DIVISION OF CODES AND STANDARDS
WILLIAM M. CONNOLLY, DIRECTOR

by:
Stewart P. Palilonis, Manager
Planned Real Estate Development